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                                                                    EXHIBIT 21.1

Aircraft Service International Group, Inc. Subsidiaries:

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                                            STATE OR OTHER JURISDICTION OF            NAMES UNDER WHICH SUCH
NAME OF SUBSIDIARY                          INCORPORATION OR ORGANIZATION             SUBSIDIARY DOES BUSINESS
--------------------------------------      --------------------------------          -----------------------------------------
Aircraft Service International, Inc.        Delaware                                  Aircraft Service International, Inc.
Dispatch Services, Inc.                     Florida                                   Dispatch Services, Inc.
Florida Aviation Fueling Company, Inc.      Florida                                   Florida Aviation Fueling Company, Inc.
Elsinore Acquisition Corporation            Delaware                                  Elsinore Acquisition Corporation
Bahamas Airport Services, Ltd.              Bahamas Islands                           Bahamas Airport Services, Ltd.
Freeport Flight Services, Ltd.              Bahamas Islands                           Freeport Flight Services, Ltd.
Aircraft Service, Ltd.                      United Kingdom                            Aircraft Service, Ltd.
ASIG U.K., Ltd.                             United Kingdom                            ASIG U.K., Ltd.
ASIG Europe, Ltd.                           United Kingdom                            ASIG Europe, Ltd.
ASII (Aircraft Service Canada), Ltd.        Canada                                    ASII (Aircraft Service Canada), Ltd.
ASII Holding GmbH                           Germany                                   ASII Holding GmbH
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